UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                                 Entry into a Material Definitive Agreement.

On May 16, 2018 (the “Closing Date”), we entered into a loan and security agreement (the “Loan Agreement”) with Solar Capital Ltd., and Western Alliance Bank (collectively the “Lenders”).  The Loan Agreement provides for a $50.0 million term loan facility with a maturity date of November 1, 2022 (the “Term Loan”).  The full amount of the loan was funded on May 16, 2018.

Borrowings under the Term Loan bear interest at a floating per annum rate equal to 7.45% plus the one-month LIBOR.  We are permitted to make interest-only payments on the Term Loan through December 1, 2020 if we achieve our primary endpoint in the Phase 3 study of tenapanor for the treatment of hyperphosphatemia in patients with end-stage renal disease (ESRD) who are on  dialysis (the “Phase 3 Endpoint”), prior to June 1, 2020; otherwise, we are permitted to make interest-only payments on the Term Loan only through June 1, 2020.  Accordingly, beginning on either June 1, 2020 or December 1, 2020, as applicable, through the maturity date, we will be required to make monthly payments of interest plus repay the Term Loan in consecutive equal monthly installments of principal.  We were obligated to pay 1% of the Term Loan, or $0.5 million, upon the closing of the Term Loan. We are obligated to pay a fee equal to 3.95% of the Term Loan upon the earliest to occur of the maturity date, the acceleration of the Term Loan, the prepayment or repayment of the Term Loan or the termination of the Loan Agreement.  We may voluntarily prepay the outstanding Term Loan, subject to a prepayment premium of (i) 3% of the principal amount of the Term Loan if prepaid prior to or on the first anniversary of the Closing Date, (ii) 2% of the principal amount of the Term Loan if prepaid after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, or (iii) 1% of the principal amount of the Term Loan if prepaid after the second anniversary of the Closing Date and prior to the maturity date.  The Term Loan is secured by substantially all of our assets, except for our intellectual property and certain other customary exclusions.  Additionally, in connection with the Term Loan, we entered into an Exit Fee Agreement, whereby we agreed to pay an exit fee in the amount 3% of the Term Loan (the “Exit Fee”) upon (y) any change of control transaction or (z) FDA approval of tenapanor in the treatment of hyperphosphatemia in ESRD patients on dialysis  and FDA approval of tenapanor for the treatment of patients with irritable bowel syndrome with constipation (IBS-C).  Notwithstanding the prepayment or termination of the Term Loan, the Exit Fee will expire 10 years from the Closing Date.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, requirements as to financial reporting and insurance and restrictions on our ability to dispose of our business or property, to change our line of business, to liquidate or dissolve, to enter into any change in control transaction, to merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, to incur additional indebtedness, to incur liens on our property, to pay any dividends or other distributions on capital stock other than dividends payable solely in capital stock or to redeem capital stock.  We have agreed to not allow our unrestricted cash and cash equivalents to be less than the sum of (i) the principal payments due on interest-bearing liabilities for the upcoming seven fiscal months and (ii) seven times the average cash spent in respect of operations and capital expenditures per month (excluding principal payments made in respect of interest- bearing liabilities made in such period).  The foregoing covenant shall no longer apply if after May 16, 2018, we have received at least $46.5 million in aggregate unrestricted net cash proceeds from the sale and issuance of stock pursuant to one or more bona fide equity financings.  Additionally, if we elect to enter into an exclusive license agreement for the use of our intellectual property in the United States (other than for tenapanor for hyperphosphatemia or for our FXR and TGR5 agonist programs) and we have not obtained the written consent of the Lenders to enter into such license agreement, we have agreed to not allow our unrestricted cash and cash equivalents to be less than $50.0 million, until we achieve our Phase 3 Endpoint.

In addition, the Loan Agreement contains customary events of default that entitle the Lender to cause our indebtedness under the Loan Agreement to become immediately due and payable, and to exercise remedies against us and the collateral securing the Term Loan, including our cash.  Under the Loan Agreement, an event of default will occur if, among other things, we fail to make payments under the Loan Agreement, we breach any of our covenants under the Loan Agreement, subject to specified cure periods with respect to certain breaches, the Lenders determine that a material adverse change has occurred, we or our assets become subject to certain legal proceedings, such as bankruptcy proceedings, we are unable to pay our debts as they become due or we default on contracts with third parties which would permit the holder of indebtedness to accelerate the maturity of such indebtedness or that could have a material adverse change on us. Upon the occurrence and for the duration of an event of default, an additional default interest rate equal to 4.0% per annum will apply to all obligations owed under the Loan Agreement.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer